SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  December 24, 1996



                         Seafield Capital Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
     -----------------------------------------------------------------
     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
     -----------------------------------------------------------------
     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
     -----------------------------------------------------------------
            (Registrant's telephone number, including area code)





Item 5.     Other Events

On December 24, 1996, the Registrant announced that it is filing a registration statement with the Securities and Exchange Commission with respect to shares of SLH Corporation common stock, $.01 par value per share. SLH Corporation is a newly formed subsidiary that will acquire from the Registrant all of the Registrant's real estate and energy businesses and miscellaneous assets and certain liabilities. The book value of SLH's assets and liabilities as of September 30, 1996, on a pro forma distribution basis, is approximately $47 million. Subject to the aforementioned registration statement being declared effective, the Registrant intends to distribute to its shareholders, as a dividend, all shares of SLH on the basis of one share of SLH for each four shares of Seafield common stock owned. It is anticipated that the distribution will occur in late February 1997.

The distribution is a part of a restructuring strategy to improve shareholder values by separating SLH's assets and liabilities from the Registrant's other core businesses. Subsequent to the proposed distribution, the Registrant will essentially consist of two publicly-traded operating companies, LabOne (LABS), 82% owned by the Registrant, and Response Oncology (ROIX), 56% owned by the Registrant.

The registration statement relating to the securities described above was filed with the Securities and Exchange Commission on December 24, 1996, but has not become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The foregoing announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  January 6, 1997                By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary